(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT  10.56 - FOURTH AMENDMENT TO LICENSE AGREEMENT (OFF MALL)

FOURTH AMENDMENT TO LICENSE AGREEMENT

Finite #195-020
Vendor #000-404-285

     THIS FOURTH AMENDMENT TO LICENSE AGREEMENT ("Fourth
Amendment") is made as of ____________________, 2002 by and
between SEARS ROEBUCK AND CO., a New York corporation ("Sears"), and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation
("Licensee").

     REFERENCE is made to the License Agreement (Off Mall) made and entered into as of January 1, 1999 as previously amended (the "License Agreement") by and between Sears and Licensee for the sale of products and services (the "Licensed Business") at Off Premises locations.

     WHEREAS, the parties agree to amend Section 8.2, Section 9.1 and Section 9.2 of the License Agreement, and

     WHEREAS, the parties desire to amend Exhibit C to the License Agreement to revise the schedule of commissions payable at Off Premise locations;

     NOW, THEREFORE, Sears and Licensee agree as follows:

     1. SECTION 8.2 of the License Agreement is hereby deleted in its entirety and replaced with the following:

        Sears shall, at Licensee's request, provide access to Sears' point of sale system (the "Sears System") for Licensee's use in the Designated Locations. With such access, Licensee shall have functionality comparable to that available to Licensee in its On Premises Sears Portrait Studios and shall have the ability to process a Sears Card (as defined in subsection 9.2) and any other credit cards Sears may accept from time to time. Licensee shall immediately surrender access to the Sears System to Sears upon demand from Sears.

     2. SECTION 9.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

        Licensee shall make certain that all checks received from sales made through the Designated Locations are processed and approved through the Sears System in accordance with the Sears policies in effect from time to time. Sears shall guarantee the acceptance of all checks that are processed and approved through the Sears System.
        Licensee shall reimburse Sears for the face value of any check accepted by Licensee which is not processed and approved through the Sears System and is not paid upon presentment ("Dishonored Check"). Dishonored
        Checks shall not be returned to

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        Licensee and Licensee shall not be permitted to collect
        or initiate collections on such Dishonored Checks or to recover any merchandise purchased with a Dishonored Check. Sears is entitled to any Sears commission which may be lost as a result of Licensee's failure to properly process and receive approval for checks. A check on which a Licensed Business Customer stops payment due to a customer satisfaction issue shall not be deemed a Dishonored Check for purposes of this Section 9.1, and Licensee shall reimburse Sears for the face amount of such checks, but Licensee shall resolve the customer satisfaction issues in accordance with Section 5.3 above, and Licensee may collect any amounts due from customer through any method of payment otherwise authorized under this Agreement.

     3. SECTION 9.2 of the License Agreement is hereby deleted in its entirety and replaced by the following:

        Subject to the terms and conditions outlined in Schedule
        9.2 (the "Credit Card Conditions") Licensee shall accept the SearsCard(R), Sears Premiere Card(R), Sears Charge Plus (SM), and, unless covered by a separate merchant agreement, the Sears MasterCard(R), the Preferred MasterCard(R) by Sears and The Great Indoors(R) Gold MasterCard(R) (each a "Sears Card") issued by Sears National Bank for payment for goods and services sold by Licensee under this Agreement. Licensee shall also accept such other credit cards as Sears may designate from time to time ("Third Party Credit Cards") subject to the terms and conditions outlined in Schedule 9.2
        unless covered by a separate merchant agreement.   The
        Sears Card and the Third Party Credit Cards are referred to collectively herein as the "Credit Cards". Licensee shall accept the Credit Cards at all Licensed Business locations in the United States for the purchase of Authorized Services, provided that the Credit Card transactions resulting from the acceptance of each Credit Card shall be in United States dollars. All Credit Card transactions shall be submitted to Sears for settlement with the issuing bank ("Issuer"). Each Issuer shall process such transactions as if Sears had engaged in such transactions itself. Subject to all of the terms and conditions of this Agreement, Sears shall pay Licensee all sums due Licensee on each sale of Authorized Services to a Cardholder that is charged to a Credit Card account ("Credit Card Sale"). Payment or settlement by the Issuer with Sears for each Credit Card Sale shall be deemed to be settlement by the Issuer with Licensee, and the Issuer shall have no further obligation to Licensee, whose sole recourse shall be to Sears. All losses sustained by Sears as a result of a non-payment on a Credit Card account shall be borne by Sears, provided Licensee is not responsible for the non-payment and has complied with the Credit Card Conditions. Except for the non-payment of a Credit Card account, Sears shall have no liability whatsoever to Licensee for Sears' failure to properly accept or reject a customer's charge.

        Licensee may not distribute or solicit any customer applications or referral for any Third Party Credit Cards in or through the Licensed Business. Other than Credit Cards, Licensee shall not accept payment from customers under any other credit or financing plan without the prior consent of the Licensing Manager.

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     4. EXHIBIT C to the License Agreement shall be deleted in its entirety and replaced by the following:

                       SEARS COMMISSION

     1. For all Designated Locations operated by Licensee as of October 15, 2002, Licensee shall pay to Sears a commission ("Sears Commission") which shall be a sum equal to seven and one half percent (7 1/2 %) on Net Sales made through December 31, 2004 and five percent (5%) on Net Sales made from January 1, 2005 until the earlier of (i) expiration of the Term or (ii) termination of the License Agreement.

     2. For each Designated Location opened by Licensee after October 15, 2002, Licensee shall pay a Sears Commission which shall be a sum equal to one percent (1%) of Net Sales made in the first year of operations of such Designated Locations, three and one half percent (3 1/2%) of Net Sales made in the second year of operations and five percent (5%) in the third and all subsequent years of operation until the earlier of (i) expiration of the Term or (ii) termination of the License Agreement.

     3. Notwithstanding the provisions of paragraphs 1 and 2 of this Exhibit C, for any period of time during the Term of this Agreement in which Licensee operates less than 40 Designated Locations, the Sears Commission shall be seven and one-half percent (7 1/2%) of Net Sales on all Designated Locations operating under this License Agreement.

     5. Except as expressly modified by this Fourth Amendment, all other provisions of the License Agreement shall remain in full force and effect. To the extent that the terms of this Fourth Amendment are inconsistent with any of the terms of the License Agreement, the terms of this Fourth Amendment shall supercede and govern.

     IN WITNESS WHEREOF, Sears and Licensee have signed this
Fourth Amendment as of the date set forth above by their duly authorized officers and agents.

                              SEARS, ROEBUCK AND CO.

                              By: /s/ John Pigott
                                  -----------------------------
                                      John Pigott
                              Its: Vice President of Sears,
                                    Roebuck and Co.
                                   ----------------------------

                              CONSUMER PROGRAMS INCORPORATED

                              By: /s/ Jack Krings
                                  ----------------------------
                                      Jack Krings
                              Its: Vice President,
                                    Consumer Programs, Inc.
























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